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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent chartered accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 31, 1997 on the combined financial statements of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. included in Weatherford International, Inc.'s (formerly known as EVI Weatherford, Inc.) Amendment No. 1 to Form 8-K on Form
8-K/A dated December 2, 1997 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP
Chartered Accountants

Calgary, Alberta, Canada
November 20, 1998